Exhibit 10.1
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.
Triple asterisks denote omissions.
Notification Date: August 25th, 2026
RESIGNATION AGREEMENT
This is a Resignation Agreement between GE Vernova Inc. (the “Company”) and
Kenneth Parks (the “Employee”).
1.Resignation Date and Transition.
a)Resignation Date.  Following the Employee’s decision to resign from employment with the Company with effect from April 2, 2027 (the “Resignation Date”), the Parties have agreed the terms set out below.  Until the Resignation Date, the Company will pay the
Employee his regular salary and benefits.
Duties. At all times up to the Resignation Date, the Employee shall continue to report into the Chief Executive Officer of GE Vernova. Between the date of this Agreement and
December 31, 2026, the Employee shall continue to perform his regular duties as the
Chief Financial Officer (“CFO”) of GE Vernova. With effect from January 1, 2027, the
Employee shall step down as the CFO of GE Vernova and provide such transitional support to his successor in that role as may reasonably be required or as otherwise directed by the Chief Executive Officer of GE Vernova.
b)Annual Incentive Plan (AIP).  Pursuant to the terms of the AIP and the policies and procedures thereunder, the Employee shall be eligible for a bonus, if any, for the plan year 2026 paid in accordance with the terms of the plan. Notwithstanding that the
Employee will not meet the requirements set down in the AIP to receive a bonus in respect of 2027, and subject always to the satisfactory performance of the Employee’s duties as described at clause 1(b) above, the Parties have further agreed that the
Employee shall receive a bonus for 2027 which is prorated based on the Employee’s period of employment during the plan year and is calculated based on both personal and business performance each being 100% of their respective targets, to be paid within 60 days of the Employee’s Resignation Date. The Employee agrees that this bonus payment shall be sufficient consideration for this Agreement.
c)Executive Deferred Salary Plans.  Any deferred salary amounts shall be paid out in accordance with the terms of the applicable Executive Deferred Salary Plan.
d)Equity: The treatment of any outstanding equity awards due to vest between the date of this Agreement and the Resignation Date shall be determined by the terms of the applicable award agreement. Any outstanding equity awards that have not vested as at the Resignation Date shall be lost.
e)Health Benefits.  Following the Resignation Date, the Employee can elect COBRA health care continuation coverage for medical, dental, vision, and, if applicable, health flexible spending account benefits.  If he timely does so, pursuant to the terms of the GE
Vernova Health Plan and the GE Vernova Life, Disability and Medical Plan, his cost for medical, dental, and vision COBRA coverage during the first six (6) months after the
Resignation Date will be the same amount as if he had remained actively employed (i.e., will be subsidized by the Company) (the “Active Rate”).  Following the first six (6)
months, the Employee will be solely responsible for the full cost of COBRA coverage.
The Employee must pay the applicable cost for COBRA coverage directly to the COBRA
Administrator following the Resignation Date.
Except as otherwise provided in this “Health Benefits” paragraph, the Company’s regular
COBRA rules and procedures will apply.
f)Life Insurance. Pursuant to the terms of the GE Vernova Life Insurance Plan (“Basic
Life”), for a period of twelve (12) months from the Resignation Date, the Company will continue premium payments on behalf of the Employee under Basic Life, provided that the Employee was enrolled in Basic Life immediately prior to the Resignation Date.  (The
Employee will be responsible for any taxes due and owing as a result of such continued
premium payments.)  At the conclusion of the twelve (12) month period referenced above, the Company will discontinue such premium payments, and the Employee may choose to convert Basic Life to an individual plan at his own cost and expense, subject to the terms and conditions of such Plan and policy.  The Employee must call GE
Vernova People Operations at [***] to request a conversion form, and must complete and send the form to the insurance company within 31 days of the Resignation Date.
g)Paid Time Off.  The Employee understands and agrees that he will not receive any payment for unused or accrued paid time off of any kind.
2.Employee Acknowledgments and Representations. The Employee acknowledges, represents and agrees:
a)Receipt of Wages and Benefits. Except as stated above, the Employee agrees that he has received all wages and compensation, including but not limited to overtime compensation, due to him.  He is not entitled to any other payments of any kind, including to the payments and benefits he is receiving under this Agreement, except as a result of his agreement to the terms herein.  The Employee agrees that those payments and benefits are sufficient consideration for this Agreement.
b)Taxes & Withholdings.  All payments and benefits received under this Agreement are subject to applicable taxes and withholdings. The Employee understands that the
Company may be required to withhold amounts with respect to equity awards that continue to vest following the Resignation Date before such awards are settled.
c)Time to Review & Revoke.  The Employee has 21 days to consider this Agreement, including the non-competition provision, and his waiver of rights under the Age
Discrimination in Employment Act, as amended, before signing it, and can revoke this
Agreement within 7 days after signing it by sending written notice of that revocation to his HRM (the day following this revocation period is the “Effective Date” of this
Agreement).  The Employee also agrees that the Company hereby advises him to consult with an attorney of his choice before signing this Agreement.
d)Disclosure of Past and Present Claims.  The Employee is not aware of (or has already disclosed to the Company) any conduct by the Company or any of the Releasees that he has any reason to believe violates or may violate any domestic or foreign law or regulation or Company policy, or involves or may involve false claims to the United States.
e)Alternative Dispute Resolution. The Employee agrees that his agreement to Solutions or any applicable prior internal Company alternative dispute resolution process (for purposes of this Agreement collectively called “Company ADR”) remains in effect. The
Employee further agrees to submit to the Company ADR any claims not released by this
Agreement and covered by the Company ADR, or any claims that arise after the date the
Employee signs this Agreement, to the maximum extent permitted by law, including but not limited to, disputes about the Agreement itself. The Employee understands he is giving up the right to a jury trial for such claims and that all such claims submitted to final and binding arbitration pursuant to the Company ADR will be decided solely by an arbitrator.  Employee may ask his Company HRM for another copy of the Company ADR process.
f)Company’s Reliance on Employee Representations.  The Employee understands that the
Company is relying on the Employee’s representations and obligations contained in this
Agreement, including but not limited to his Release of Claims.
g)No Claims of Discrimination/Retaliation/Sexual Harassment/Abuse. The Employee
acknowledges that he has not made any claims or allegations related to discrimination, harassment, sexual abuse or retaliation and none of the payments set forth in this
Agreement are related to discrimination, harassment, sexual abuse or retaliation.
3.Confidentiality of Agreement.  Except as set forth in the Release of Claims, Providing
Information to Government Agencies and Other Protected Activity Sections of this Agreement, the Employee has not, and will not, disclose the fact of, terms and conditions of, or amounts in this Agreement to anyone other than his spouse or domestic/civil union partner, legal advisor, or financial advisor.  If a third party requests or demands that the Employee disclose or produce this Agreement or any terms or conditions in it, the Employee will not take any action related to such request or subpoena without first notifying the Company and giving it a reasonable opportunity to respond.
4.Release of Claims.
a)In return for the consideration provided by this Agreement, the Employee, his heirs, assigns, and agents waive and release all waivable claims of any kind (whether known or unknown, and including those under the Age Discrimination in Employment Act
(ADEA, as amended)) that the Employee may have against Releasees (defined below), which arise from or relate to his employment and/or the termination of his employment with the Company or its affiliates. The released/waived claims include, but are not limited to, any and all claims that Releasees discriminated, harassed or retaliated against the
Employee on the basis of race, color, religion, national origin, sex (including pregnancy), sexual orientation, gender identity/expression, age, disability, veteran status or other characteristic or activity protected by law, violated any GE Vernova policies, procedures, covenants or express or implied contracts of any kind, violated any public policy, statutory or common law (including tort), or are in any way obligated to pay him wages, penalties, damages, expenses, costs or attorneys’ fees in relation to an alleged violation of any waivable local, state or federal law, including (but not limited to) the
Massachusetts Fair Employment Practices Act; the Massachusetts Equal Pay Act
(except for claims that cannot be waived related to inquiry or discussion of wages); the
Massachusetts False Claims Act; the Massachusetts Civil Rights Law; Chapter 214 of
the Massachusetts General Laws, including without limitation, the Massachusetts right of privacy law, the Massachusetts right to freedom from sexual harassment law; Chapter
149 of the Massachusetts General Laws, including without limitation, the Massachusetts age discrimination law, the Massachusetts parental leave law; the Massachusetts Wage
Act; Chapter 151 of the Massachusetts General Law, including without limitation, the
Massachusetts law prohibiting unlawful discrimination; Chapter 93 of the Massachusetts
General Laws, including without limitation, the Massachusetts equal rights law, the
Massachusetts equal rights for the elderly and handicapped persons law; the
Massachusetts Paid Family and Medical Leave Act; the Massachusetts Small
Necessities Leave Act; the Massachusetts Earned Sick Time Law, including any and all amendments to the foregoing.
b)Massachusetts Wage Act Waiver.  By signing this Agreement, Employee is acknowledging that this waiver includes any claims against the Company under the
Massachusetts Wage Act.  These claims include, but are not limited to, failure to pay earned wages, failure to pay overtime, failure to pay earned commissions, failure to timely pay wages, failure to pay accrued vacation or holiday pay, failure to furnish appropriate pay stubs, claims for improper wage deductions, and claims for failing to provide proper check-cashing facilities, including any and all amendments to the foregoing.
c)Releasees include the Company, its predecessors, successors and assigns, their current and former direct and indirect parents, affiliates, subsidiaries, divisions, and related business entities, and their current and former officers, directors, shareholders, employees, agents, representatives and employee benefit programs (including the trustees, administrators, fiduciaries and insurers of such programs). This Release does not waive any rights or claims that may arise after the date the Employee executes this
Agreement, or that cannot be lawfully released. This Release does not modify or affect any vested benefits to which the Employee may be entitled under the terms of the GE
Energy Pension Plan and/or GE Vernova Retirement Savings Plan.
d)The Employee agrees that on or immediately after the Resignation Date, he will execute a supplemental release (in the form of the SUPPLEMENTAL RELEASE EXHIBIT)
covering the period from the Effective Date to the Resignation Date and agrees that all the covenants that relate to the Company’s obligations on or after the Resignation Date will be contingent on his execution of the Supplemental Release.
5.Providing Information to Government Agencies and Other Protected Activity.
a.Nothing in this Agreement or its exhibits shall prohibit or restrict the Company or the
Employee from lawfully filing a charge or complaint with, initiating communications directly with, cooperating with, providing information to, causing information to be provided to, testifying in or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”), including the Equal Employment Opportunity Commission (EEOC) or similar federal or state employment practices agency,  regarding a possible violation of any law, or making any disclosures to the SEC or other Governmental Authority or as may be protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made to an attorney in relation to a lawsuit for retaliation against the Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nor does this Agreement require the Employee to obtain prior authorization from the Company before engaging in any conduct described in this Section, or to notify the Company that the Employee has engaged in any such conduct.  Further, nothing in this Agreement limits the
Employee’s right to receive and retain an award from a government-administered whistleblower award program for providing information directly to a Governmental
Authority. However, the Employee otherwise is waiving any right to recover monetary damages or any other form of personal relief from the Releasees to the extent any such charge, complaint, investigation or proceeding with Governmental Authorities asserts a claim subject to the Release of Claims provision.
b.The Employee further understands that this Agreement does not prohibit him from discussing his compensation with others. Nothing in this Agreement prevents or restricts the Employee from speaking with an attorney retained by the Employee or from filing or disclosing any facts necessary to receive unemployment insurance,
Medicaid, or other public benefits to which the Employee may be entitled.
c.Notwithstanding the foregoing, the Employee understands that any and all Covered
Claims (as defined in the Company ADR procedure) are subject to, and must be brought consistent with, the terms of the Company ADR procedure (see Section 2(e)).
6.Employee Cooperation.  The Employee agrees to make himself reasonably available to the
Company or Releasees to respond to requests for information related to his employment with the Company and to cooperate fully with the Company and/or any Releasees or its (or their)
advisers (as a witness or otherwise) in relation to:
a)any internal investigation or other internal inquiry;
b)any investigation or other enquiry by a regulatory authority or other governmental body in relation to the Company and/or any Releasees or any of its or their operations or business activities; and/or
c)any claim, dispute, litigation, arbitration, mediation or the like involving the Company or any Releasees,
in each case relating to any matters with which the Employee was involved or aware during his employment with the Company (or preceding employment by any Releasee), including (but not limited to) providing prompt access upon request to Company/Releasee data on personal computers and mobile devices. The Company shall reimburse any reasonable expenses incurred by the Employee as a consequence of complying with his obligations under this clause, including loss of earnings and out-of-pocket expenses, provided that such expenses are approved in advance by the Company.
7.Non-Disparagement.  Except as set forth in the Release of Claims, Providing Information to
Government Agencies and Other Protected Activity Sections of this Agreement, the
Employee agrees, subject to any obligations he may have under applicable law, that he will not make or cause to be made any statements or take any actions that disparage or in any way damage the reputation of the Company or any of its affiliates, subsidiaries, agents, officers, directors or employees.
8.Future Employment.  The Company and its affiliates are not obligated to offer employment to the Employee (or to accept services or the performance of work from the Employee directly or indirectly) now or in the future.  The Employee agrees never to knowingly seek employment with the Company or any of its subsidiaries or affiliated companies.  The restrictions in this paragraph shall not apply in the event Employee’s future employer is acquired by the Company.
9.Return of Company Property.  The Employee agrees that he has, or will have, as of the
Resignation Date, returned to the Company all Company property or equipment in his possession, including but not limited to: any documents (whether in electronic or hard copy), computer, computer related hardware, external data storage or other memory device, phone, tablet, printer, scanner, credit card, keys, and security badge assigned to him.  The
Employee agrees that as of the Resignation Date he will have submitted the appropriate
T&L expense reports for any expenses on his corporate credit card.
10.Confidential Information.  The Employee acknowledges that the Employee Innovation and
Proprietary Information Agreement (“EIPIA”) he signed will remain in full force and effect and that, except as set forth in the Release of Claims, Providing Information to Government
Agencies and Other Protected Activity Sections of this Agreement, the Employee will not disclose information to third parties in breach of the EIPIA.  The Employee represents that he has not and will not copy, transfer or take any GE Vernova Confidential Information to any external storage device, external personal email or disclose in any other manner without written approval by his People Leader or Company HRM. GE Vernova Confidential
Information includes but is not limited to documents and data containing work product that the Employee or others prepared for the Company or its affiliates during his employment.
Confidential Information does not include materials of a solely personal or social nature or documents that relate to Company-provided compensation or benefits received by the
Employee or his dependents.  If the Employee has any questions regarding what he can/
cannot copy, transfer or take, he will raise those questions to his People Leader or Company
HRM prior to signing this Agreement.  If the Employee has previously copied, transferred or taken Confidential Information, he will tell the Company, permit the Company to retrieve such information in a forensically sound manner, and allow and/or assist the Company, or its designee, to permanently delete the data from his personal computer or other storage.
11.Non-Solicitation.  The Employee agrees that up until the Resignation Date and continuing for one year following that date, he will not, without prior written approval of the Chief Executive
Officer or the Chief People Officer of GE Vernova: (a) whether on his own behalf or in conjunction with any other person or third party, directly or indirectly solicit or encourage any person who is a Lead Professional Band or higher employee of the Company or its affiliates
(hereinafter “Restricted Person”) to terminate his employment relationship with, or accept any other employment outside of, the Company and its affiliates; (b) directly hire, or recommend or cause to be hired by an entity for which the Employee works, or with which the Employee is otherwise associated or owns more than a 1% ownership interest, any person who is, or was within one year before or after the Resignation Date, a Restricted
Person; or (c) provide any non-public information regarding any Restricted Person, including, but not limited to, compensation data, performance evaluations, skill sets or qualifications, etc., to any external person in connection with employment outside the
Company and its affiliates, including, but not limited to, recruiters and prospective employers. The above restrictions do not apply once a Restricted Person has been formally notified of his or her impending layoff from the Company or any of its Affiliates.
12.Non-Competition.  The Employee agrees that for one year following the Resignation Date
(the “Restriction Period”) the Employee will not, without prior written approval from the Chief
Executive Officer or the Chief People Officer of GE Vernova, whether directly or indirectly, perform activities or services in the Restricted Area for any Competitive Company which: (i)
are similar in nature to the activities and services the Employee performed for the Company or its affiliate (or gained Confidential or Company Information about as addressed above and in the EIPIA) during the last two years of Employee’s employment with the Company or its affiliate; and/or (ii) will include Employee working on products or services that are competitive with the products or services the Employee worked on during the last two years of Employee’s employment with the Company or its affiliate. The term “Competitive
Company” means any company or other third party that provides products and services that are competitive with the Company and/or its direct and indirect parents, affiliates, subsidiaries, divisions, and related business entities.  The term “Restricted Area” means the
United States and any other country in which GE Vernova has material operations as at the
Resignation Date.  The Employee agrees that the foregoing Restriction Period and
Restricted Area are reasonable and appropriate to protect the Company’s legitimate business interests and goodwill because (i) the Company or its affiliate has material business operations in the Restricted Area as of the Employee’s Resignation Date and (ii)
the Employee has provided services in, had a material presence or influence in, and/or has received Confidential or Company Information about (as addressed above and in the EIPIA)
the Restricted Area during the last two years of the Employee’s employment with the
Company or its affiliate. The foregoing restrictions only apply where legally permissible.  To the extent the Employee is subject to an existing non-competition agreement with the
Company or any of its affiliates (the “Prior Agreement”), the Prior Agreement shall be incorporated herein by reference and the Prior Agreement and this Agreement shall be read together provided, however, that where the provisions are inconsistent, the more restrictive covenant shall apply. The Employee agrees that the payment and benefits provided for in the Agreement constitute fair and reasonable consideration for Employee’s compliance with this Paragraph.
13.Agreement Not to Cooperate.  Except as set forth in the Release of Claims, Providing
Information to Government Agencies and Other Protected Activity Sections of this Agreement, the Employee agrees that he will not (i) voluntarily cooperate in any private, civil litigation against the Company or any of the Releasees where such cooperation involves knowledge, information or events arising out of or related to his employment with the Company, and (ii)
invite subpoenas or suggest being subpoenaed or subpoenaing others in connection with any proceeding against the Company or any of the Releasees.
14.Breach by Employee.  The Company’s obligations to the Employee after the Effective Date including but not limited to any continued vesting of outstanding equity awards are contingent on the Employee fulfilling his obligations under this Agreement.  With reference to the Sections above regarding Release of Claims, Confidentiality of Agreement, Employee
Cooperation, Non-Disparagement, Return of Company Property, Confidential Information,
Non-Solicitation, and Non-Competition, the Employee acknowledges and agrees that a breach of any of these Sections by the Employee inevitably would cause substantial and irreparable damage to the Company and/or other Releasees for which money damages may not be an adequate remedy. Accordingly, the Employee acknowledges and agrees that in such case the Company will be entitled to an injunction and/or other equitable relief, without the necessity of posting security, to prevent the breach of such obligations. With reference to the Sections above regarding Release of Claims, Confidentiality of Agreement, Employee
Cooperation, Non-Disparagement, Return of Company Property, Confidential Information,
Non-Solicitation, and Non-Competition, if the Company proves a breach of any of these
Sections in court or arbitration, the Employee shall indemnify and hold the Company harmless from any loss, claim or damages, including without limitation all reasonable attorneys’ fees, costs and expenses incurred in enforcing its rights under the following
Sections of this Agreement as well as repay all compensation and benefits paid as consideration under the terms of this Agreement, except to the extent that such reimbursement is prohibited by law. The remedy under this paragraph is not exclusive and shall not limit any right of the Company under applicable law including (but not limited to) a remedy under Section 10D of the Securities Exchange Act of 1934, as amended, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which shares of the
Company may be traded, and/or any Company policy adopted with respect to compensation recoupment.
In addition to the other terms of this Agreement, the Employee will be in breach of this
Agreement if he is found, in the Company’s sole discretion, to have engaged in conduct that:
i) occurred after the Resignation Date that results in (or has the potential to cause) material harm financially, reputationally, or otherwise to the Company or any Releasee or; ii) occurred prior to the Resignation Date and would give rise to a termination for Cause (as defined below), regardless of whether such conduct is discovered before or after the Resignation
Date.
A termination for “Cause” means the Employee’s:
(a)breach of the EIPIA or any other confidentiality, non-solicitation, or non-competition agreement with the Company or its affiliate or breach of a material term of any other agreement between the Employee and the Company or its affiliate;
(b)engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company or any Releasee;
(c)commission of an act of dishonesty, fraud, embezzlement or theft;
(d)conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude;
or
(e)failure to comply with the Company’s or its affiliate’s policies and procedures, including but not limited to The Spirit and Letter.
15.Severability of Provisions.  If a court or arbitrator holds that any provision in this Agreement
(except the Release of Claims provisions) is legally invalid or unenforceable, and cannot be modified to be enforceable, the affected provision will be stricken from the Agreement and the remaining terms of the Agreement and its enforceability shall remain unaffected. In the event the Release of Claims provisions are found to be invalid or unenforceable in whole or in part, the Company shall have the option, in its sole discretion, to cancel the entire
Agreement. If the Company decides to cancel the entire Agreement, the Agreement shall be null and void and none of the Consideration shall be owing or paid, and Employee shall repay to the Company the total gross amount of any Consideration already paid, except to the extent that such reimbursement is prohibited by law.
16.Compliance with Section 409A of the Internal Revenue Code.  This Agreement shall be construed and administered consistently with the intent that payments under the Agreement be exempt from the requirements of Section 409A of the Code to the extent possible (i.e., applying the “short-term deferral” rule described in Treas. Reg. § 1.409A-1(b)(4), the “two-
year, two-time” rule described in Treas. Reg. § 1.409A-1(b)(9) and/or another exemption), and to comply with the requirements of Section 409A (to avoid taxes and penalties thereunder) to the extent that Section 409A applies.  Accordingly, the Company will modify this Agreement to the extent necessary to avoid the imposition of any such additional taxes, penalties or interest.  In the unlikely event that this need arises, the Company will take reasonable efforts to provide advance notice to the Employee.  All payments under this
Agreement will be delayed to the extent necessary to comply with the rules in Section
409A(a)(2)(B)(i) (generally requiring a delay of six months after resignation from service for certain payments made to top-50 officers determined in accordance with Company rules).
For purposes of Section 409A, each installment in any series of payments shall be treated as a separate payment.
17.Benefits Plans. The Company reserves the right to terminate, amend, suspend, replace or modify any of its benefit plans and compensation programs at any time and for any reason, and the Employee will be subject to any such termination, amendment, suspension, replacement, or modification. If a plan or program is terminated, the Employee will not receive any further benefits under that plan/program, other than payment for benefits for services or coverages incurred before it was terminated.  This paragraph shall not alter any vested benefits to which the Employee may be entitled under the terms of the GE Energy
Pension Plan and/or GE Vernova Retirement Savings Plan.  In addition, to the extent any of the provisions in this Agreement conflict with the terms and conditions of any Company plan document, award agreement or grant agreement the provisions in those documents (and not this Agreement) shall be controlling.
18.Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the parties.  The parties agree they have not relied on any oral statements that are not included in this Agreement. This Agreement supersedes all prior agreements and understandings concerning the subject matter of this Agreement, other than as described in this Agreement. Any modifications to this Agreement must be in writing, must reference this
Agreement, and must be signed by the Employee and an authorized employee or agent of the Company.
19.Applicable Law.  This Agreement shall be construed, interpreted and applied in accordance with the law of the State of New York without regard to choice of law principles.
20.Unemployment Compensation.  Nothing in this Agreement is intended to affect Employee’s ability to seek Unemployment Insurance (UI).  The Company will provide accurate information in response to requests related to the Employee’s application for UI benefits regarding the terms of his resignation from the Company.
21.Format. The Employee and the Company agree that a facsimile (“fax”), photographic, or electronic copy of this Agreement shall be as valid as the original.
I acknowledge that I understand the above agreement includes the release of all claims.  I understand that I am waiving unknown claims and I am doing so voluntarily and intentionally.
Kenneth ParksGE Vernova Inc
By:  /s/ Kenneth Parks__                                  By: _/s/_Steven L. Baert____________
Date:  8-25-26 ______                                    Date:__August 25th, 2026___________
SSO: :  [***]        ______                              SSO: _[***]______________________
SUPPLEMENTAL RELEASE EXHIBIT
This Supplemental Release is given by Kenneth Parks (the “Employee”) to GE Vernova Inc. (the
"Company") in consideration of the covenants and promises given by the Company in the
Resignation Agreement and Release signed by the Employee on or about _______________
(the “Resignation Agreement”).
In return for the consideration provided by the Resignation Agreement, the Employee, his heirs, assigns, and agents waive and release all waivable claims of any kind (whether known or unknown, and including those under the Age Discrimination in Employment Act (ADEA)) that the
Employee may have against Releasees (defined in the Resignation Agreement), which arise from or relate to his employment and/or the termination of his employment with the Company.
The released/waived claims include, but are not limited to, any and all claims that Releasees discriminated, harassed or retaliated against the Employee on the basis of race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristic or activity protected by law, violated any GE Vernova policies, procedures, covenants or express or implied contracts of any kind, violated any public policy, statutory or common law (including tort), or are in any way obligated to pay him wages, penalties, damages, expenses, costs or attorneys’ fees in relation to an alleged violation of any waivable local, state or federal law including (but not limited to) The Massachusetts Fair Employment Practices Act;
the Massachusetts Equal Pay Act (except for claims that cannot be waived related to inquiry or discussion of wages); the Massachusetts False Claims Act; the Massachusetts Civil Rights Law;
Chapter 214 of the Massachusetts General Laws, including without limitation, the
Massachusetts right of privacy law, the Massachusetts right to freedom from sexual harassment law; Chapter 149 of the Massachusetts General Laws, including without limitation, the
Massachusetts age discrimination law, the Massachusetts parental leave law; the
Massachusetts Wage Act; Chapter 151 of the Massachusetts General Law, including without limitation, the Massachusetts law prohibiting unlawful discrimination; Chapter 93 of the
Massachusetts General Laws, including without limitation, the Massachusetts equal rights law, the Massachusetts equal rights for the elderly and handicapped persons law; the Massachusetts
Paid Family and Medical Leave Act; the Massachusetts Small Necessities Leave Act; the
Massachusetts Earned Sick Time Law, including any and all amendments to the foregoing.
By signing this Agreement, Employee is acknowledging that this waiver includes any claims against the Company under the Massachusetts Wage Act.  These claims include, but are not limited to, failure to pay earned wages, failure to pay overtime, failure to pay earned commissions, failure to timely pay wages, failure to pay accrued vacation or holiday pay, failure to furnish appropriate pay stubs, claims for improper wage deductions, and claims for failing to provide proper check-cashing facilities, including any and all amendments to the foregoing.
Nothing herein shall prohibit or restrict the Company or the Employee from lawfully filing a charge or complaint, initiating communications directly with, cooperating with, providing information to, causing information to be provided to, testifying in or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively,
“Governmental Authorities”), including the Equal Employment Opportunity Commission (EEOC)
or similar federal or state employment practices agency, regarding a possible violation of any law, or making any disclosures to the SEC or other Governmental Authority or as may be protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the
Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made to an attorney in relation to a lawsuit for retaliation against the Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nor does this Supplemental
Release require the Employee to obtain prior authorization from the Company before engaging in any conduct described in this Section, or to notify the Company that the Employee has engaged in any such conduct.  Further, nothing in this Agreement limits the Employee’s right to receive and retain an award from a government-administered whistleblower award program for providing information directly to a Governmental Authority. However, the Employee is waiving any right to recover monetary damages or any other form of personal relief from the Releasees to the extent any such charge, complaint, investigation or proceeding with Governmental
Authorities asserts a claim subject to the Release of Claims provision above.
The Employee represents that he understands the foregoing release, that rights and claims under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), are among the rights and claims against the Releasees that Employee is releasing, and that he understands that he is not releasing any rights or claims arising after the Effective Date of this Supplemental
Release. The Employee shall have seven (7) days from the date he signs this Supplemental
Release to revoke his consent to the waiver of his rights under the ADEA. To do so, Employee must submit a written revocation to the Chief People Officer, GE Vernova. If the Employee revokes his consent to the waiver, all of the provisions of this Supplemental Release shall be void and unenforceable and the Company will have no further obligations pursuant to the Resignation
Agreement. If Employee does not revoke his consent, this Supplemental Release will take effect on the day after the end of the revocation period (the “Effective Date of this Supplemental
Release”).

Kenneth ParksGE Vernova Inc
By:                    ___ ___                                  By: ____________________________
Date:                ______                                    Date:___________________________
SSO: :                ______                              SSO: ___________________________